Exhibit 21.1

List of Principal Subsidiaries and Consolidated Variable Interest Entities of JD.com, Inc.

Subsidiaries	Place of Incorporation

Jingdong Technology Group Corporation	Cayman Islands
Jingdong Logistics Group Corporation	Cayman Islands
360buy E-Commerce (JingDong) Hong Kong Co., Ltd.	Hong Kong
Jingdong E-Commerce (Trade) Hong Kong Co., Ltd. (formerly known as 360buy E-Commerce (Trade) Hong Kong Co., Ltd.)	Hong Kong
Jingdong E-Commerce (Logistics) Hong Kong Co., Ltd. (formerly known as 360buy E-Commerce (Logistics) Hong Kong Co., Ltd.)	Hong Kong
JD.com International Limited	Hong Kong
Beijing Jingdong Century Trade Co., Ltd.	PRC
Beijing Jingdong Century Information Technology Co., Ltd.	PRC
Shanghai Yuanmai Trading Co., Ltd.	PRC
Guangzhou Jingdong Trading Co., Ltd.	PRC
Chengdu Jingdong Century Trading Co., Ltd.	PRC
Wuhan Jingdong Century Trading Co., Ltd.	PRC
Shenyang Jingdong Century Trading Co., Ltd.	PRC
Jiangsu Jingdong Information Technology Co., Ltd.	PRC
Beijing Jingdong Shangke Information Technology Co., Ltd.	PRC
Tianjin Star East Co., Ltd.	PRC
Beijing Jingbangda Trade Co., Ltd.	PRC
Shanghai Shengdayuan Information Technology Co., Ltd.	PRC

Consolidated Variable Interest Entities

Beijing Jingdong 360 Degree E-commerce Co., Ltd.	PRC
Chinabank Payment Technology Co., Ltd	PRC
Jiangsu Yuanzhou E-commerce Co., Ltd.	PRC
Fortune Rising Holdings Limited	British Virgin Islands